EXHIBIT 21

                         GUNDLE/SLT ENVIRONMENTAL, INC.

                              LIST OF SUBSIDIARIES


                                             JURISDICTION OF          EFFECTIVE
          ENTITY NAME                         INCORPORATION           OWNERSHIP
          -----------                         -------------           ---------

GSE Lining Technology, Inc ................... Delaware                  100%
GSE Lining Technology GmbH ................... Germany                   100%
Gundle GmbH .................................. Germany                   100%
Geoplastics GmbH ............................. Germany                   100%
GSE Lining Technology Pty. Ltd. .............. Australia                 100%
GSE Lining Technology Pte. Ltd. .............. Singapore                 100%
GSE Lining Technology Ltd. ................... United Kingdom            100%
GSE U.K. Ltd. ................................ United Kingdom            100%
Gundle Environment Ltd. ...................... United Kingdom            100%
SGS Geosystems Limited ....................... United Kingdom            100%
GSE Clay Lining Technology Co. ............... South Dakota              100%
GSE International, Inc. ...................... Delaware                  100%
GSE Foreign Sales, Inc. ...................... Barbados                  100%
GSE Gulf Offshore Limited .................... British Virgin Islands     41%
Hyma/GSE Lining Technology Co. ............... Arab Republic of Egypt  50.01%
Hyma/GSE Manufacturing Co. ................... Arab Republic of Egypt  50.01%